UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2009
S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia	30092

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Principal Accounting Officer
Effective August 12, 2009, the employment of S1 Corporation’s (“S1”) Principal Accounting Officer, Stephen M. Dexter, terminated. Mr. Dexter’s termination was not the result of any disagreement or other dispute with S1 regarding any policy or practice of S1. Upon the execution of any separation arrangement with Mr. Dexter, S1 intends to file an amendment to this Form 8-K to provide a brief description of the terms and conditions relating thereto and the amounts payable thereunder.
Effective August 12, 2009, Paul Parrish, S1’s Chief Financial Officer, was appointed Principal Accounting Officer. Mr. Parrish, age 48, was appointed Chief Financial Officer of S1 effective January 12, 2009 and also serves as S1’s Treasurer. There are no arrangements or understandings between Mr. Parrish and any other person pursuant to which Mr. Parrish was appointed to serve as the Principal Accounting Officer of S1. There are no family relationships between Mr. Parrish and any director or executive officer of S1. There has been no transaction nor are there any proposed transactions in which S1 was or is to be a participant and in which Mr. Parrish had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Prior to joining S1, Mr. Parrish served as Senior Vice President, Controller and Principal Accounting Officer at Infor Global Solutions, an enterprise software company. From 1998 to 2007, Mr. Parrish was employed by the John H. Harland Company, a provider of printed products and software, in various roles, including, most recently, as Senior Vice President of Finance, Information Technology and Chief Financial Officer (Printed Products Division) and Vice President and Chief Financial Officer (Software and Services Division). No new material plan, contract or arrangement was entered into in connection with Mr. Parrish’s appointment as Principal Accounting Officer.
Parrish Amendment
On December 17, 2008, S1 entered into an agreement with Mr. Parrish regarding compensation upon termination of his employment with S1 (the “Parrish Agreement”). Effective August 18, 2009, S1 and Mr. Parrish entered into an amendment to the Parrish Agreement (the “Parrish Amendment”) to reflect Mr. Parrish’s current annual base salary of $300,000 and annual on-target cash bonus opportunity of up to $160,000 for each calendar year occurring while Mr. Parrish is employed by S1 (or any of its affiliates) (pro-rated for any period that is less than 12 months), based on the attainment of specific S1 and individual performance targets during the related calendar year as may be assigned by S1 annually. The Parrish Amendment was not entered into in connection with Mr. Parrish’s appointment as Principal Accounting Officer.
The foregoing summary of the Parrish Amendment does not purport to be complete and is qualified in its entirety by reference to the Parrish Amendment, a copy of which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.

Putnam Amendment
On December 24, 2008, S1 entered into an agreement with Meigan Putnam, S1’s Senior Vice President, Enterprise Insurance, regarding compensation upon termination of her employment with S1 (the “Putnam Agreement”). Effective August 18, 2009, S1 and Ms. Putnam entered into an amendment to the Putnam Agreement (the “Putnam Amendment”) to adjust the amount of compensation Ms. Putnam would be entitled to in the event her employment with S1 is terminated by S1 without Cause or by Ms. Putnam for Good Reason (as such terms are defined in the Putnam Agreement). Under the terms of the Putnam Amendment, in the event Ms. Putnam’s employment is terminated by S1 without Cause or by Ms. Putnam for Good Reason, S1 shall pay Ms. Putnam (i) in equal installments as of the 1st and 15th day of each month during the six month period commencing on her date of termination, an aggregate amount equal to one-half of her then current annual base salary, and (ii) within thirty (30) days following her date of termination, an aggregate amount equal to (i) one hundred eleven thousand one hundred thirty one dollars ($111,131) less any amounts previously paid to Ms. Putnam under S1’s 2009 Management Incentive Plan, and (b) the average annual bonus actually paid to Ms. Putnam for the immediately prior three calendar years.
The foregoing summary of the Putnam Amendment does not purport to be complete and is qualified in its entirety by reference to the Putnam Amendment, a copy of which is filed as Exhibit 10.2 to this report and is hereby incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Agreement between S1 Corporation and Paul Parrish dated August 18, 2009.

10.2	Amendment to Agreement between S1 Corporation and Meigan Putnam dated August 18, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: August 18, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Agreement between S1 Corporation and Paul Parrish dated August 18, 2009.

10.2	Amendment to Agreement between S1 Corporation and Meigan Putnam dated August 18, 2009.